                                                                     EXHIBIT 11
                  TENNECO INC. AND CONSOLIDATED SUBSIDIARIES

           COMPUTATION OF EARNINGS (LOSS) PER SHARE OF COMMON STOCK

                                           (MILLIONS EXCEPT SHARE AMOUNTS)
                                              YEARS ENDED DECEMBER 31,
                                         -------------------------------------
                                            1994         1993         1992
                                         -----------  -----------  -----------
COMPUTATION FOR STATEMENTS OF INCOME
 (LOSS)
 Primary Earnings Per Share (average
  shares outstanding):
  Income (loss) from continuing opera-
   tions................................ $       641  $       413  $      (714)
  Income (loss) from discontinued oper-
   ations, net of income tax............        (189)          38          102
                                         -----------  -----------  -----------
  Income (loss) before extraordinary
   loss.................................         452          451         (612)
  Extraordinary loss, net of income
   tax..................................          (5)         (25)         (12)
                                         -----------  -----------  -----------
  Income (loss) before cumulative ef-
   fect of changes in accounting prin-
   ciples...............................         447          426         (624)
  Cumulative effect of changes in ac-
   counting principles, net of income
   tax..................................         (39)          --         (699)
                                         -----------  -----------  -----------
  Net income (loss).....................         408          426       (1,323)
  Preferred stock dividends.............          12           14           16
                                         -----------  -----------  -----------
  Net income (loss) to common stock..... $       396  $       412  $    (1,339)
                                         ===========  ===========  ===========
  Average shares of common stock
   outstanding(a),(b)................... 180,084,909  168,772,852  144,110,151
                                         ===========  ===========  ===========
  Earnings (loss) per average share of
   common stock:
    Continuing operations............... $      3.49  $      2.36  $     (5.07)
    Discontinued operations.............       (1.04)         .23          .72
    Extraordinary loss..................        (.03)        (.15)        (.08)
    Cumulative effect of changes in ac-
     counting principles................        (.22)          --        (4.86)
                                         -----------  -----------  -----------
                                         $      2.20  $      2.44  $     (9.29)
                                         ===========  ===========  ===========
ADDITIONAL COMPUTATIONS(C)
 Net income (loss) to common stock, per
  above................................. $       396  $       412  $    (1,339)
                                         ===========  ===========  ===========
 Primary Earnings Per Share (including
  common stock equivalents):
  Average shares of common stock
   outstanding(a),(b)................... 180,084,909  168,772,852  144,110,151
  Incremental common shares applicable
   to common stock options based on the
   common stock daily average market
   price during the year................      74,087       38,171           --
                                         -----------  -----------  -----------
  Average common shares, as adjusted.... 180,158,996  168,811,023  144,110,151
                                         ===========  ===========  ===========
  Earnings (loss) per average share of
   common stock (including common
   stock equivalents):
    Continuing operations............... $      3.49  $      2.36  $     (5.07)
    Discontinued operations.............       (1.04)         .23          .72
    Extraordinary loss..................        (.03)        (.15)        (.08)
    Cumulative effect of changes in ac-
     counting principles................        (.22)          --        (4.86)
                                         -----------  -----------  -----------
                                         $      2.20  $      2.44  $     (9.29)
                                         ===========  ===========  ===========
 Fully Diluted Earnings Per Share:
  Average shares of common stock
   outstanding(a),(b)................... 180,084,909  168,772,852  144,110,151
  Incremental common shares applicable
   to common stock options based on the
   more dilutive of the common stock
   ending or average market price
   during the year......................      75,223      106,901           --
  Average common shares issuable assum-
   ing conversion of Tenneco Inc. 10%
   loan stock...........................      41,356       42,663       43,467
                                         -----------  -----------  -----------
  Average common shares assuming full
   dilution............................. 180,201,488  168,922,416  144,153,618
                                         ===========  ===========  ===========




  Fully diluted earnings (loss) per
   average share, assuming conversion
   of all applicable securities:
    Continuing operations............... $      3.49  $      2.36  $     (5.07)
    Discontinued operations.............       (1.04)         .23          .72
    Extraordinary loss..................        (.03)        (.15)        (.08)
    Cumulative effect of changes in ac-
     counting principles................        (.22)          --        (4.86)
                                         -----------  -----------  -----------
                                         $      2.20  $      2.44  $     (9.29)
                                         ===========  ===========  ===========
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Notes:(a) In 1992, 12,000,000 shares of common stock were issued to the Stock
          Employee Compensation Trust ("SECT"). Shares of common stock issued to a related trust are not considered to be outstanding in the computation of average shares of common stock until the shares are utilized to fund the obligations for which the trust was
          established. At December 31, 1994, the SECT had utilized 4,944,146 of these shares.
    (b)   Series A preferred stock is converted into common stock under the
          Contingent Share method. The above computation includes 8,935,175 shares of Series A preferred stock which were converted into
          17,342,763 shares of common stock. In December 1994, all of the outstanding shares of Series A preferred stock were converted into
          Tenneco Inc. common stock. The inclusion of Series A preferred stock in the computation of earnings per share was antidilutive for the years and certain quarters in 1994, 1993 and 1992.
    (c)   These calculations are submitted in accordance with Securities and
          Exchange Commission requirements although not required by Accounting
          Principles Board Opinion No. 15 because they result in dilution of less than 3%.